New World Fund, Inc.
April 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$96,262
Class B	$-
Class C	$737
Class T	$-
Class F-1	$10,271
Class F-2	$80,841
Class F-3	$-
Total	$188,111
Class 529-A	$6,021
Class 529-B	$-
Class 529-C	$161
Class 529-E	$220
Class 529-T	$-
Class 529-F-1	$470
Class R-1	$47
Class R-2	$745
Class R-2E	$66
Class R-3	$3,662
Class R-4	$5,875
Class R-5	$3,670
Class R-5E	$4
Class R-6	$37,218
Total	$58,159
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.4750
Class B	$-
Class C	$0.0507
Class T	$-
Class F-1	$0.4774
Class F-2	$0.6558
Class F-3	$-
Class 529-A	$0.4543
Class 529-B	$-
Class 529-C	$0.0572
Class 529-E	$0.3493
Class 529-T	$-
Class 529-F-1	$0.5661
Class R-1	$0.0875
Class R-2	$0.1271
Class R-2E	$0.4928
Class R-3	$0.3727
Class R-4	$0.5465
Class R-5E	$0.7134
Class R-5	$0.6609
Class R-6	$0.7056
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	198,802
Class B*	-
Class C	13,767
Class T*	-
Class F-1	21,868
Class F-2	127,772
Class F-3	9,541
Total	371,750
Class 529-A	13,276
Class 529-B*	-
Class 529-C	2,772
Class 529-E	622
Class 529-T*	-
Class 529-F-1	849
Class R-1	510
Class R-2	5,638
Class R-2E	251
Class R-3	10,240
Class R-4	11,353
Class R-5	6,013
Class R-5E	8
Class R-6	56,382
Total	107,914
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$58.71
Class B	$58.00
Class C	$56.68
Class T	$58.71
Class F-1	$58.31
Class F-2	$58.60
Class F-3	$58.77
Class 529-A	$58.21
Class 529-B	$57.32
Class 529-C	$56.70
Class 529-E	$57.79
Class 529-T	$58.71
Class 529-F-1	$58.21
Class R-1	$56.84
Class R-2	$56.83
Class R-2E	$58.10
Class R-3	$57.87
Class R-4	$58.39
Class R-5E	$58.30
Class R-5	$58.88
Class R-6	$58.73
* Amount less than one thousand